UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 5, 2006

FLORIDA EAST COAST INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08728	59-2349968

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Malaga Street, St. Augustine, Florida		32084

(Address of Principal Executive Offices)		(Zip Code)

(904) 829-3421

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement.

          On January 5, 2006, Florida East Coast Industries, Inc. (FECI or the Company) entered into a Merger and Contribution Agreement with two newly-formed wholly-owned subsidiaries, Foxx Holdings, Inc. and Foxx Merger Sub, Inc., Armando Codina and two entities affiliated with Mr. Codina, C/Countyline, LLC, and C/WDL, Ltd.  In addition, subsidiaries of FECI entered into agreements to acquire certain land parcels and to become a general partner of a partnership.  The total consideration is $270 million as described below and includes up to $125.75 million of equity securities, $66 million of cash for the parcel acquisitions, $36 million of debt to be assumed or repaid, $12.25 million of restricted stock to be issued to specified employees of the Codina Group and up to $30 million in partnership distributions.

          Upon the terms and subject to the conditions of the Merger and Contribution Agreement, at the effective time, Foxx Merger Sub will merge with and into the Company, with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Foxx Holdings, Inc.  Foxx Holdings, Inc. will become the new holding company for the operations of the Company and will change its name to Florida East Coast Industries, Inc.  Upon the terms and subject to the conditions of the Merger and Contribution Agreement, Mr. Codina and his affiliated entities will contribute all of the outstanding capital stock of the Codina Group, Inc., a Florida corporation, and interests in entities that own real property to the new holding company.  The transaction is expected to be completed during the first quarter of 2006, subject to the satisfaction of customary closing conditions, including receipt of third party consents and a no-action letter from the SEC regarding certain securities law issues.

          As a result of these transactions, current holders of the Company’s shares or options to purchase shares will own the same number of shares or options to purchase shares of the new holding company on the same terms and conditions as such shares and options are held immediately prior to the consummation of the merger.  In exchange for the shares of Codina Group and the real property owning entities being contributed under the Merger and Contribution Agreement, Mr. Codina and the two affiliated entities will receive up to $125.75 million of equity securities of the new holding company, subject to specified adjustments, and the new holding company will assume or repay at closing approximately $36 million of debt. Of this amount, $55 million of the equity is contingent upon achievement of certain value based milestones.  $30 million is tied to certain land use approvals, $20 million is based on cumulative FECI stock price improvements of up to an additional $27.00 over the next five years; and $5 million is dependent on the new holding company agreeing to move forward with a proposed residential development.  An additional $12.25 million of restricted stock will be issued to specified employees of the Codina Group.  The number of shares making up the equity consideration is to be determined based on a value of $42.458 per share.

          As a condition to the Merger and Contribution Agreement, two wholly-owned subsidiaries of the Company will simultaneously acquire property interests from Mr. Codina and his affiliates, and a third wholly-owned subsidiary will become the general partner of a partnership in which Mr. Codina and his affiliates will be the limited partners.  First, a wholly-owned subsidiary of the Company entered into an Agreement of Purchase and Sale of Membership Interests dated as of January 5, 2006, with Codina Atlas, Ltd. and Mr. Codina, whereby the Company’s subsidiary agreed to purchase all of the issued and outstanding membership interests in two related Florida limited liability companies from Codina Atlas for approximately $54 million in cash, subject to adjustments.  These two companies together own 92 acres of land in Doral, Florida.  In a separate transaction, another wholly-owned subsidiary of the Company entered into an Agreement of Purchase and Sale of Membership Interests dated as of January 5, 2006 with Codina Holdings III, Ltd. and Mr. Codina, whereby that subsidiary agreed to purchase all of the issued and outstanding membership interests in two related Florida limited liability companies from Codina Holdings III for approximately $12 million in cash, subject to adjustments.  These two companies together own 40 acres of land in Hialeah, Florida.  The acquisitions contemplated by these purchase agreements are expected to be made utilizing tax deferred sales proceeds pursuant to Section 1031 of the Internal Revenue Code, as amended, and regulations promulgated thereunder.  In a third transaction, another subsidiary of the Company entered into an Admission and Contribution Agreement dated as of January 5, 2006 with Codina Doral, Inc., Mr. Codina and various parties affiliated with Mr. Codina, pursuant to which the subsidiary agreed to acquire a general partnership interest and Mr. Codina and his affiliates will continue as limited partners in a venture that holds an exclusive option to acquire and develop Beacon City Center, a 77-acre property in Doral, Florida.  The partnership agreement will provide that the Company’s subsidiary will receive all of its investment plus a return of 9% prior to any payments to the limited partners.  Payments to the limited partners, which will be capped at $29.2 million, are payable at the option of the new holding company in cash or in shares of its common stock, valued at the time of issuance (net of tax liability which would be paid in cash).  Any remaining profits will accrue to the benefit of the new holding company.

          Following the merger and the contribution, Mr. Codina will join the new holding company’s management as President and Chief Executive Officer of Flagler Development Company and Codina Group and will be appointed to the new holding company’s Board of Directors.  Mr. Codina has also agreed not to compete with the new holding company for a period of three years after he ceases to be employed by the new holding company.

          The foregoing descriptions of the Merger and Contribution Agreement, the Agreements of Purchase and Sale of Membership Interests and the Admission and Contribution Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements.  A copy of each of the Merger and Contribution Agreement, the Agreements of Purchase and Sale of Membership Interests and the Admission and Contribution Agreement is attached hereto as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, and are incorporated herein by reference.

Item 8.01          Other Events.

          On January 6, 2006, G. John Carey, President of Flagler Development Company, the wholly-owned commercial real estate development subsidiary of the Company, left the Company.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(d)	Exhibits

2.1

Agreement and Plan of Merger and Contribution, dated January 5, 2006, among Foxx Holdings, Inc., Florida East Coast Industries, Inc., Foxx Merger Sub, Inc., Armando Codina, C/Countyline, LLC and C/WDL, Ltd.

2.2	Agreement of Purchase and Sale of Membership Interests, dated January 5, 2006, among Flagler Commons, LLC, Codina Atlas, Ltd., and Armando Codina.

2.3	Agreement of Purchase and Sale of Membership Interests, dated January 5, 2006 among FECR Land Holdings, LLC, Codina Holdings III, Ltd. and Armando Codina.

2.4	Admission and Contribution Agreement, dated January 5, 2006 among Flagler Doral, LLC, Codina Doral, Inc., Armando Codina and the other limited partners signatory thereto.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2006	FLORIDA EAST COAST INDUSTRIES, INC.

	By:	/s/ Heidi J. Eddins

	Name:	Heidi J. Eddins
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Contribution, dated January 5, 2006, among Foxx Holdings, Inc., Florida East Coast Industries, Inc., Foxx Merger Sub, Inc., Armando Codina, C/Countyline, LLC and C/WDL, Ltd.

2.2	Agreement of Purchase and Sale of Membership Interests, dated January 5, 2006, among Flagler Commons, LLC, Codina Atlas, Ltd., and Armando Codina.

2.3	Agreement of Purchase and Sale of Membership Interests, dated January 5, 2006 among FECR Land Holdings, LLC, Codina Holdings III, Ltd. and Armando Codina.

2.4	Admission and Contribution Agreement, dated January 5, 2006 among Flagler Doral, LLC, Codina Doral, Inc., Armando Codina and the other limited partners signatory thereto.

The Company agrees to furnish supplementally a copy of any omitted schedule to any of these exhibits to the Commission upon request.